Exhibit 10.2

Amendment 2017-1
Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees
The Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees, is hereby amended as follows:
1.A new Section 8.04 is added as follows:

Vesting of Burwell Stable Value Allocation. Notwithstanding the forgoing, the Stable Value Allocation that is allocated to the Stable Value Account of Michael J. Burwell (“Burwell”) shall vest on the earlier of (a) the date Burwell has 5 Years of Vesting Service; (b) death; or (c) Disability.